Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tempus AI, Inc. of our report dated February 28, 2024 relating to the financial statements which appears in Tempus AI, Inc.’s prospectus dated June 13, 2024, filed pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1, as amended (File No. 333-279558).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 17, 2024

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